RESIGNATION OF DIRECTOR

Gregory Levine, President
Nexland, Inc.
1101 Brickell Avenue
Suite 702, North Tower

Miami, FL 33131                                      FAX: 305-358-3151

         I, Richard G. Steeves, hereby tender my resignation as a member of the Board of Directors of Nexland, Inc. an Arizona corporation, to take effect immediately.

DATED this July 14, 2000


                                                 /s/ Richard G. Steeves
                                                 -------------------------------
                                                 Richard G. Steeves, Director


cc:      Alan M. Lerner Fax 954-563-8522